UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2011

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

As further described in Item 8.01 below, on July 12, 2011, Pioneer Drilling Company (referred to herein as the “Company,” “we” and “our” ) commenced a proposed public offering of its common stock. In connection with this proposed offering, the Company filed a preliminary prospectus supplement with the U.S. Securities and Exchange Commission on July 12, 2011 (the “Preliminary Prospectus”). In the “Prospectus Supplement Summary – Recent Developments” section of the Preliminary Prospectus, the Company disclosed the following recent developments:

“New-Build Contracts

As of July 11, 2011, we have term contracts for five new-build AC drilling rigs that are fit for domestic shale plays. We expect three of these rigs to begin operating in the first quarter of 2012 and two of these rigs to begin operating in the second quarter of 2012.

West Texas Drilling Division

In early 2011, we established our West Texas drilling division location with three drilling rigs that were previously included in our East Texas drilling division location. We now have ten drilling rigs operating in our West Texas location that were previously included in our East Texas, South Texas, North Texas, and Oklahoma division locations. Another four drilling rigs have been contracted to begin operating in West Texas and will be moved from other drilling division locations through the rest of 2011.

Preliminary Operating Results for Our Second Quarter Ended June 30, 2011

Set forth below are preliminary estimates of our operating results for the three months ended June 30, 2011. Presently, we have not completed our quarter-end accounting close procedures, nor has our independent registered public accounting firm completed its interim review of our operating results for the three months ended June 30, 2011. Consequently, our actual operating results may differ materially from the preliminary estimates set forth below due to the completion of our quarter-end accounting close procedures, final adjustments and other developments that may arise between now and the time our financial results for the second quarter are finalized.

Based on our preliminary expectations, we estimate that:

•	Drilling rig utilization is expected to be between approximately 68% and 70% for the three months ended June 30, 2011.

•	Well service rig utilization is expected to be between approximately 89% and 91% for the three months ended June 30, 2011.

•

Revenues for our Drilling Services Division for the three months ended June 30, 2011, are expected to be between approximately $105.0 and $108.0 million. Revenues for our Production Services Division are expected to be between approximately $63.8 and $65.8 million. Therefore, total revenues for the Company for the three months ended June 30, 2011, are expected to be between approximately $168.8 and $173.8 million.

•	Net income and diluted earnings per share for the three months ended June 30, 2011, are expected to be between approximately $2.6 and $4.6 million and $.05 and $.08 per diluted share, respectively.

•	Adjusted EBITDA for the three months ended June 30, 2011, is expected to be between approximately $43.6 and $46.6 million.

Adjusted EBITDA is a financial measure that is not in accordance with U.S. generally accepted accounting principles, or GAAP, and should not be considered (i) in isolation of, or as a substitute for, net earnings (loss), (ii) as an indication of operating performance or cash flows from operating activities or (iii) as a measure of liquidity. In addition, Adjusted EBITDA does not represent funds available for discretionary use. We define Adjusted EBITDA as earnings before interest income (expense), taxes, depreciation, amortization and any impairments. We use this measure, together with our GAAP financial metrics, to assess our financial performance and evaluate our overall progress towards meeting our long-term financial objectives. We believe that this non-GAAP financial measure is useful to investors and analysts in allowing for greater transparency of our operating performance and makes it easier to compare our results with those of other companies in our industry. Adjusted EBITDA, as we calculate it, may not be comparable to Adjusted EBITDA measures reported by other companies. A reconciliation of Adjusted EBITDA to net income is set forth below.

	Three Months Ended June 30, 2011
	Low Estimate	High Estimate
	(In Millions)
Adjusted EBITDA	$43.6	$46.6

Depreciation and amortization	(32.4)	(32.4)
Interest income (expense), net	(8.0)	(8.0)
Income tax expense	(0.6)	(1.6)
Impairments	—	—

Net income	$2.6	$4.6

We have provided ranges for certain of our preliminary, estimated operating results primarily because our quarter-end accounting close procedures for the three months ended June 30, 2011 are not complete. As a result, there is a possibility that our final operating results will vary materially from the preliminary estimates. You should consider the above estimates in conjunction with our audited consolidated financial statements for the year ended December 31, 2010, and our unaudited consolidated financial statements for the three months ended March 31, 2011, both of which are incorporated by reference into this prospectus supplement, as well as the sections entitled “Risk Factors” and “Forward-Looking Statements” included in this prospectus supplement.

Amendment to our Revolving Credit Facility with Wells Fargo Bank, N.A.

On June 30, 2011, Pioneer entered into an Amended and Restated Credit Agreement, dated as of June 30, 2011, which we refer to as our Amended Credit Agreement, among us, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent, issuing lender and swing line lender (or Administrative Agent). The purpose of the amendment was to, among other things, extend the maturity date of, and increase the aggregate amount of commitments under, our credit facility.

Capital Expenditures

Based on our current view, we expect to spend approximately $200 to $220 million on capital expenditures during 2011. However, in the event we are successful in securing additional new-build drilling rig commitments or we decide to purchase additional production services assets, this estimate could increase.”

Item 8.01	Other Events.

On July 12, 2011, the Company issued a press release announcing that it commenced a proposed underwritten public offering of up to 6,000,000 shares of its common stock (the “Offering”). In connection with the Offering, the Company granted the representatives of the several underwriters a 30-day option to purchase up to 900,000 additional shares of its common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release, dated July 12, 2011, announcing a proposed public offering of up to 6,000,000 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By:	/s/ Carlos R. Peña
Carlos R. Peña
Senior Vice President, General Counsel and Secretary
(Duly Authorized Officer)

Date: July 12, 2011

Exhibit Index

Exhibit	Description
99.1	Press Release, dated July 12, 2011, announcing a proposed public offering of up to 6,000,000 shares of common stock.